UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2005

LitFunding Corp.

(Exact name of registrant as specified in charter)

Nevada	000-49679	93-1221399
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3700 Pecos McLeod Drive, Suite 100
Las Vegas, Nevada	89121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (702) 317-1610

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2005, the Registrant entered into a binding letter of intent to acquire Easy Money Express, Inc.

Under the terms of the letter of intent, the Registrant would acquire Easy Money through an acquisition, structured as a reverse tri-party merger, whereby Easy Money would be merged into a to be formed wholly owned subsidiary of the Registrant and the separate corporate existence of the subsidiary would cease. Easy Money would become a wholly owned subsidiary of the Registrant.

In exchange for 100% of the issued and outstanding securities of Easy Money, the Registrant will issue the stockholders of Easy Money approximately 1,500,000 shares of Convertible Preferred Stock. The shares of Preferred Stock shall be convertible into based upon certain terms and conditions to be specified in a final definitive agreement.

Concurrent with the Closing of the Merger, Easy Money will enter into a Management Agreement with the Registrant, whereby Easy Money will pay the Registrant a management fee of $200,000 to assist Easy Money with the business development of Easy Money and assist Easy Money in the potential “Spin-Off” of Easy Money to the stockholders of the Registrant wherein the Registrant’s stockholders will receive 15% of the Easy Money shares and the existing stockholders of Easy Money will receive 85% of the shares of Easy Money upon conversion of the Registrant’s preferred stock. A promissory note for Fifty Thousand Dollars ($50,000) of the management fee was executed concurrent with the signing of the letter of intent and is non-refundable.

Pursuant to the terms of the Management Agreement, Easy Money shall make the election to be spun off from the Registrant within 12 months from the Closing Date, which election shall be made at the decision of a majority of the holders of the preferred stock received in the merger. Easy Money shall provide the Registrant 45 days prior notice of its intention to be spun off from the Registrant. If the election to be spun off is not made by Easy Money during the 12 month period commencing on the Closing Date, then the shares of the Registrant preferred stock shall automatically convert into shares of the Registrant common stock.

A copy of the binding letter of intent is attached hereto as Exhibit 10.

Item 8.01 Other Events.

Press Release

On December 22, 2005, the Registrant issued a press release announcing it has executed a binding letter of intent to acquire 100 percent of the issued and outstanding shares of Easy Money Express, Inc.

A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Exhibits.

10 Binding letter of intent between the Registrant and Easy Money dated December 21, 2005
99 Press Release dated December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LitFunding Corp.,

a Nevada corporation

By:/s/ Morton Reed

Morton Reed, Chief Executive Officer

Date: December 29, 2005